Exhibit 10.17

FORM OF PRSU AGREEMENT

MICHAEL KORS HOLDINGS LIMITED

OMNIBUS INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED SHARE

UNIT AGREEMENT

THIS PERFORMANCE-BASED RESTRICTED SHARE UNIT AWARD AGREEMENT (the “Agreement”), dated as of the date of grant (the “Date of Grant”), is made by and between Michael Kors Holdings Limited, a limited liability company under the laws of the British Virgin Islands (the “Company”), and participant (“Participant”). Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

WHEREAS, the Company has adopted the Michael Kors Holdings Limited Omnibus Incentive Plan (the “Plan”), pursuant to which Restricted Share Units may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the Restricted Share Units provided for herein to Participant subject to the terms set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Performance-Based Restricted Share Units.

(a) Grant. The Company hereby grants to Participant an award of performance-based Restricted Share Units (the “PRSUs”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. Each PRSU represents the right to receive payment in respect of one Share as of the Settlement Date (as defined below), subject to the terms of this Agreement and the Plan including but not limited to certain performance-based vesting conditions as described below. The PRSUs are subject to the restrictions described herein, including forfeiture under the circumstances described in Section 4 hereof. The PRSUs shall vest and become nonforfeitable in accordance with Section 2 and Section 4 hereof.

(b) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement.

(c) Acceptance of Agreement. In order to accept this Agreement, Participant must indicate acceptance of the PRSUs and acknowledgment that the terms of the Plan and this Agreement have been read and understood by signing and returning a copy of this Agreement, to the General Counsel at Michael Kors (USA), Inc., 11 West 42nd Street, New York, NY 10036 within 14 days following the date hereof. By accepting this Agreement, Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules (which consent may be revoked in writing by Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to Participant).

2. Vesting. Except as otherwise provided in Section 4 hereof, subject to Participant’s continued employment or service with the Company or a Subsidiary and the satisfaction of the performance goals for the period commencing March 30, 2014 and continuing through April 1, 2017 as set forth on Exhibit A hereto, the PRSUs shall be eligible to vest on the date on which the Committee certifies the results for such Performance Period which in no event shall be later than thirty (30) days following the completion of the audited financials for the fiscal year ending April 1, 2017. The portion of the PRSUs that will be eligible to vest as of the applicable vesting date shall range from zero (0%) to one hundred and fifty (150%) based on the extent to which the applicable performance goals are achieved, as determined by the Committee in its sole and absolute discretion. Notwithstanding the foregoing, the Committee shall have the authority to remove the restrictions and waive the performance goals on the PRSUs whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the Date of Grant, such action is appropriate.

3. Settlement. The obligation to make payments and distributions with respect to PRSUs shall be satisfied through the issuance of one Share for each vested PRSU (the “settlement”), and the settlement of the PRSUs may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The PRSUs shall be settled as soon as practicable after the applicable vesting date, but in no event later than March 15 of the year following the calendar year in which the applicable vesting date occurred (as applicable, the “Settlement Date”). Notwithstanding the foregoing, the payment dates set forth in this Section 3 have been specified for the purpose of complying with the provisions of Section 409A of the Code. To the extent payments are made during the periods permitted under Section 409A of the Code (including any applicable periods before or after the specified payment dates set forth in this Section 3), the Company shall be deemed to have satisfied its obligations under the Plan and shall be deemed not to be in breach of its payments obligations hereunder.

4. Termination of Employment.

(a) Except as otherwise provided below or as provided in an employment agreement (or similar agreement) between Participant and the Company or any of its Subsidiaries in effect on the Date of Grant, if Participant’s employment or service with the Company or any Subsidiary, as applicable, terminates for any reason other than due to death, Disability (as defined in Section 4(b) below), or Retirement (as defined in Section 4(c) below), then the unvested PRSUs shall be cancelled immediately and Participant shall immediately forfeit any rights to settlement of the PRSUs.

(b) If Participant dies or is terminated on account of Disability prior to the applicable vesting date and while still in the employ or service of the Company or a Subsidiary, then as of the date of death or termination on account of Disability, Participant or his or her beneficiary, as applicable, shall vest in full in one hundred percent (100%) of the PRSUs granted pursuant to this Agreement as if the target level performance goals had been achieved as of such date, and such PRSUs shall be settled in accordance with Section 3 above. For purposes of this Agreement, “Disability” means a Participant has a total and permanent disability as defined in Section 22(e)(3) of the Code.

(c) If the Participant’s employment with the Company is terminated due to the Participant’s Retirement, then, at the end of the Performance Period, the Participant shall vest in a percentage of PRSUs determined based on the extent to which the applicable performance goals set forth in Exhibit A are achieved, as determined by the Committee, prorated from the Date of Grant through the date of such Retirement based on the number of completed months of employment or service during the Performance Period divided by thirty-six (36), and such PRSUs shall be settled in accordance with Section 3 above. For purposes of this Agreement, “Retirement” means a Participant’s voluntary termination of employment or service with the Company and its Subsidiaries (other than a termination for Cause) after the Participant reaches at least the age of sixty (60) and has completed at least ten (10) years of employment or service with the Company or any of its Subsidiaries.

(d) If within twenty-four (24) months following the occurrence of a Change in Control of the Company, the Participant’s employment or service with the Company is terminated by the Company without Cause, or, if Participant is a party to an employment agreement (or similar agreement) with the Company or any of its Subsidiaries that includes the ability of Participant to terminate Participant’s employment for “good reason” or similar concept and Participant terminates his or her employment for “good reason” or similar concept as defined therein, the provisions of Section 11.2 of the Plan shall apply.

5. Dividend Equivalents; No Voting Rights. Each outstanding PRSU shall be credited with dividend equivalents equal to the dividends (including extraordinary dividends if so determined by the Committee) declared and paid to other shareholders of the Company in respect of one Share. Dividend equivalents shall not bear interest. On the Settlement Date, such dividend equivalents in respect of each vested PRSU shall be settled by delivery to Participant of a number of Shares equal to the quotient obtained by dividing (i) the aggregate accumulated value of such dividend equivalents by (ii) the Fair Market Value of a Share on the applicable vesting date, rounded down to the nearest whole share, less any applicable withholding taxes. No dividend equivalents shall be accrued for the benefit of Participant with respect to record dates occurring prior to the Date of Grant, or with respect to record dates occurring on or after the date, if any, on which Participant has forfeited the PRSUs. Participant shall have no voting rights with respect to the PRSUs or any dividend equivalents.

6. No Rights as Shareholder. Participant shall not be deemed for any purpose to be the owner of any Shares subject to the PRSUs. The Company shall not be required to set aside any fund for the payment of the PRSUs.

7. Restrictive Covenants. In consideration of the grant of the PRSUs, Participant agrees that Participant will comply with the restrictions set forth in this Section 7 during the time periods set forth herein.

(a) Subject to Section 7(c) below, while Participant is an Employee or Consultant to the Company and during the two-year period following termination of employment or service, Participant shall not knowingly perform any action, activity or course of conduct which is substantially detrimental to the businesses or business reputations of the Company or any of its Subsidiaries, including (i) soliciting, recruiting or hiring (or attempting to solicit, recruit or hire) any employees of the Company or any of its Subsidiaries or any persons who have worked for the Company or any of its Subsidiaries during the 12-month period immediately preceding such solicitation, recruitment or hiring or attempt thereof; (ii) intentionally interfering with the relationship of the Company or any of its Subsidiaries with any person or entity who or which is employed by or otherwise engaged to perform services for, or any customer, client, supplier, licensee, licensor or other business relation of, the Company or any of its Subsidiaries; or (iii) assisting any person or entity in any way to do, or attempt to do, anything prohibited by the immediately preceding clauses (i) or (ii)

(b) Subject to Section 7(c) below, Participant shall not disclose to any unauthorized person or entity or use for Participant’s own purposes any Confidential Information without the prior written consent of the Company, unless and to the extent that the Confidential Information becomes generally known to and available for use by the public other than as a result of Participant’s acts or omissions in violation of this Agreement; provided, however, that if Participant receive a request to disclose Confidential Information pursuant to a deposition, interrogation, request for information or documents in legal proceedings, subpoena, civil investigative demand, governmental or regulatory process or similar process, (i) Participant shall promptly notify in writing the Company, and consult with and assist the Company in seeking a protective order or request for other appropriate remedy, (ii) in the event that such protective order or remedy is not obtained, or if the Company waives compliance with the terms hereof, Participant shall disclose only that portion of the Confidential Information which, based on the written advice of Participant’s legal counsel, is legally required to be disclosed and shall exercise reasonable best efforts to provide that the receiving person or entity shall agree to treat such Confidential Information as confidential to the extent possible (and permitted under applicable law) in respect of the applicable proceeding or process and (iii) the Company shall be given an opportunity to review the Confidential Information prior to disclosure thereof. For purposes of this Agreement, “Confidential Information” means information, observations and data concerning the business or affairs of the Company and its Subsidiaries, including, without limitation, all business information (whether or not in written form) which relates to the Company or its Subsidiaries, or their customers, suppliers or contractors or any other third parties in respect of which the Company or its Subsidiaries has a business relationship or owes a duty of confidentiality, or their respective businesses or products, and which is not known to the public generally other than as a result of Participant’s breach of this Agreement, including but not limited to: technical information or reports; formulas; trade secrets; unwritten knowledge and “know-how”; operating instructions; training manuals; customer lists; customer buying records and habits; product sales records and documents, and product development, marketing and sales strategies; market surveys; marketing plans; profitability analyses; product cost; long-range plans; information relating to pricing, competitive strategies and new product development; information relating to any forms of compensation or other personnel-related information; contracts; and supplier lists. Confidential Information will not include such information known to Participant prior to Participant’s involvement with the Company or its Subsidiaries or information rightfully obtained from a third party (other than pursuant to a breach by Participant of this Agreement).

(c) If and to the extent Section 7(a) or 7(b) is inconsistent with any similar provision governing noncompetition, nonsolicitation and confidentiality in an employment agreement (or similar agreement) between Participant and the Company or any of its Subsidiaries in effect on the Date of Grant, the provisions in Participant’s employment agreement (or similar agreement) will govern.

(d) In the event that Participant violates any of the restrictive covenants set forth above in this Section 7, in addition to any other remedy which may be available at law or in equity, the PRSUs shall be automatically forfeited effective as of the date on which such violation first occurs, and, in the event that Participant has previously vested in all or any portion of the PRSUs, Participant shall forfeit any compensation, gain or other value realized on the settlement of such PRSUs, or the subsequent sale of Shares acquired upon settlement of the PRSUs (if any), and must promptly repay such amounts to the Company. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and Participant shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of Participant’s breach of such restrictive covenants.

8. Compliance with Legal Requirements.

(a) Generally. The granting and settlement of the PRSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee shall have the right to impose such restrictions or delay the settlement of the PRSUs as it deems necessary or advisable under applicable income tax laws, federal securities laws, the rules and regulations of any stock exchange or market upon which the PRSUs are then listed or traded, and/or any blue sky or state securities laws applicable to the PRSUs; provided that any settlement shall be delayed only until the earliest date on which settlement would not be so prohibited. Participant agrees to take all steps the Committee or the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

(b) Tax Withholding. All distributions under the Plan are subject to withholding of all applicable federal, state, local and foreign taxes, and the Committee may condition the settlement of the PRSUs on satisfaction of the applicable withholding obligations. The Company shall have the power and the right to deduct or withhold from all amounts payable to Participant in connection with the PRSUs or otherwise, or require Participant to remit to the Company, an amount sufficient to satisfy any applicable taxes required by law. Further, the Company may permit or require Participant to satisfy, in whole or in part, the tax obligations by withholding Shares or other property deliverable to Participant in connection with the settlement of PRSUs or from any compensation or other amounts owing to Participant the amount (in cash, Shares or other property) of any required tax withholding upon the settlement of the PRSUs.

9. Clawback. In the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, any mistake in calculations or other administrative error, in each case, which reduces the amount payable in respect of the PRSUs that would have been earned had the financial results been properly reported (as determined by the Committee) (i) the PRSUs will be canceled and (ii) Participant will forfeit (A) the Shares received or payable on the settlement of the PRSUs and (B) the amount of the proceeds of the sale, gain or other value realized on the settlement of the PRSUs (and Participant may be required to return or pay such Shares or amount to the Company). Notwithstanding anything to the contrary contained herein, if Participant, without the consent of the Company, while providing services to the Company or any Subsidiary or after termination of such service, violates a non-solicitation or non-disclosure covenant or agreement, including but not limited to the covenants set forth in Section 7 above, or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the PRSUs, may at the Committee’s discretion, be canceled without payment therefor and (ii) the Committee may, in its discretion, require Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the settlement of the PRSUs to forfeit and pay over to the Company, on demand, all or any portion of the compensation, gain or other value (whether or not taxable) realized upon on the settlement of such PRSUs, or the subsequent sale of acquired Shares (if any). To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of New York Stock Exchange or other securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, the PRSUs (or the Shares acquired upon settlement of the PRSUs (if any)) shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

10. Miscellaneous.

(a) Transferability. The PRSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 12.3 of the Plan.

(b) Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c) Section 409A. The PRSUs are intended to comply with or be exempt from Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 10(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the PRSUs will not be subject to interest and penalties under Section 409A.

(d) Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to Participant, at Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the General Counsel at the Company’s principal business office.

(e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f) No Rights to Employment or Service. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an Employee or Consultant of the Company or its Subsidiaries or shall interfere with or restrict in any way the right of the Company or its Subsidiaries, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

(g) Beneficiary. Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. Any notice should be made to the attention of the General Counsel of the Company at the Company’s principal business office. If no designated beneficiary survives Participant, Participant’s estate shall be deemed to be Participant’s beneficiary.

(h) Bound by Plan. By signing this Agreement, Participant acknowledges that Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(i) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(j) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 12.1 of the Plan.

(k) Governing Law; JURY TRIAL WAIVER. To the extent not otherwise governed by the Code or the laws of the United States, this Agreement shall be governed, construed and interpreted in accordance with the laws of the British Virgin Islands without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the British Virgin Islands or the laws of the United States, as applicable. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

(l) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

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